UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2011

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) Effective as of November 4, 2011, Troy O. Mitchell, the Vice President, Corporate Controller and Principal Accounting Officer of TIBCO Software Inc. (“TIBCO”), has taken a temporary leave of absence for medical reasons. Sydney L. Carey, TIBCO’s Executive Vice President, Chief Financial Officer and Principal Financial Officer, has been appointed to serve as TIBCO’s interim Principal Accounting Officer.

In satisfaction of the disclosure required pursuant to Sections 401(b) and 401(e) of Regulation S-K, the section of TIBCO’s Form 10-K filed with the SEC on January 28, 2011, entitled “Directors, Executive Officers and Corporate Governance – Executive Officers” is incorporated by reference herein with respect to Ms. Carey. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Ms. Carey and any director or executive officer of TIBCO. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Carey and TIBCO that would be required to be reported

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: November 7, 2011